UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2021, Veritas Farms, Inc. (the “Company”) issued secured convertible promissory notes in the aggregate principal amount of $1,075,000 (the “Secured Convertible Promissory Notes”) in exchange for an aggregate amount of $1,075,000, which Secured Convertible Promissory Notes were issued to the Cornelis F. Wit Revocable Living Trust (the “Wit Trust”), a principal shareholder who holds securities of the Company that constitute a majority of the voting securities of the Company, in the amount of $1,000,000, Stephen E. Johnson, Chief Executive Officer and President of the Company, in the amount of $50,000, and Ramon A. Pino, Executive Vice President of Finance of the Company, in the amount of $25,000. The Secured Convertible Promissory Notes are secured by the Company’s assets and contain certain covenants and customary events of default, the occurrence of which could result in an acceleration of the Secured Convertible Promissory Notes. The Secured Convertible Promissory Notes are convertible as follows: prior to the Company closing a financing through the sale and issuance of the Company’s equity securities, debt, convertible debt, a combination of the foregoing or otherwise (“Conversion Securities”), on or prior to the due date of the Secured Convertible Promissory Note (the “Financing”), the Holder has the right, in its sole discretion, to convert in whole or in part the principal and accrued but unpaid interest thereon through and as of the date of the closing of the Financing, into the identical Conversion Securities issued at such Financing. The Notes will accrue interest at 8% per annum, which is payable upon payment or conversion of the Secured Convertible Promissory Notes into the Financing, at the option of the Holder. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under the Secured Convertible Promissory Notes, is due and payable if not converted pursuant to the terms and conditions of the Secured Convertible Promissory Notes on the earlier of (i) April 01, 2022, or October 1,2021 (ii) following an event of default. In addition, the Secured Convertible Promissory Note issued to the Wit Trust provides that $500,000 of principal will be due and payable if not converted pursuant to the terms and conditions of the Secured Convertible Promissory Note at such time as the Company raises a minimum amount of $1,000,000 in additional capital.

The foregoing description of the terms of the Secured Convertible Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Secured Convertible Promissory Note attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Secured Convertible Promissory Notes is incorporated by reference into this Item 3.02. The Secured Convertible Promissory Notes issued to the investors were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Form of Secured Convertible Promissory Note dated July 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2021	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino, Executive Vice President of Finance

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